Prudential Capital Group
Corporate Finance
Four Embarcadero Center, Suite 2700, San Francisco CA 94111
Tel 415 398-7310  Fax 415 421-6233





                                                            January 16, 2007


ALEXANDER & BALDWIN, INC.
822 Bishop Street
Honolulu, Hawaii  96813

Gentlemen:

Reference is made to (i) the Note Agreement (the "Existing Agreement") dated as of June 4, 1993, by and between Alexander & Baldwin, Inc. (the "Company") and A&B-Hawaii, Inc., on the one hand, and The Prudential Insurance Company of America, on the other hand, and (ii) the Note Purchase and Private Shelf Agreement (the "2006 Agreement") dated as of April 19, 2006, by and between the Company, on the one hand, and Prudential Investment Management, Inc. and each Prudential Affiliate (as defined therein) that is or may become bound by certain provisions thereof on the other hand. Prior to the date hereof, A&B-Hawaii, Inc. ceased to be a party to the Existing Agreement.

Pursuant to paragraph 11C of the Existing Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned and the Company hereby agree that:

1. (a) Notwithstanding anything in paragraph 6 of the Existing Agreement to the contrary, the Company shall be deemed to be in compliance with or in default under (as the case may be) paragraph 6 of the Existing Agreement by being in compliance with or in default under (as the case may be) paragraph 6 of the 2006 Agreement as the same may be amended or otherwise modified from time to time.

   (b) No termination of the 2006 Agreement in whole or in part shall affect the continued application to the Existing Agreement of paragraph 6 of the 2006 Agreement and, upon the written request of the Company or the undersigned, paragraph 6 of the Existing Agreement shall be amended to restate such paragraph in substantially the same form as then existing in paragraph 6 of the 2006 Agreement.

2. Notwithstanding anything to the contrary herein, the foregoing shall be of no further force and effect on or after July 27, 2007, if on or before such date at least $100,000,000 of notes have not been issued pursuant to the 2006 Agreement.

3. Notwithstanding anything in paragraph 5A of the Existing Agreement to the contrary, the Company shall not be required to deliver an auditor's certificate of non-default in connection with the Company's periodic delivery of audited financial statements pursuant to paragraph 5A of the Existing Agreement.

4. This letter agreement shall be governed by the law of the State of California, and shall be effective as of April 19, 2006.

If you are in agreement with the foregoing, please execute each of the enclosed counterparts of this letter agreement in the space indicated below and return them to Prudential Capital Group at: Four Embarcadero Center, Suite 2700, San Francisco, CA 94111, Attention: James F. Evert. This letter agreement shall be effective as of the date first appearing above upon its execution and delivery by each party named as a signatory hereto.

                                   Sincerely,

                                   THE PRUDENTIAL INSURANCE
                                         COMPANY OF AMERICA



                                   By:  /s/ Mathew Douglass
                                        -------------------------
                                   Title:  Vice President


Acknowledged and agreed:

ALEXANDER & BALDWIN, INC.



By:  /s/ W. Allen Doane
     ---------------------------------------
Title:  Chief Executive Officer
        ------------------------------------

By:  /s/ Christopher J. Benjamin
     ---------------------------------------
Title:  Chief Financial Officer
        ------------------------------------